CLOSING AGREEMENT
                                FOR STOCK EXCHANGE


      This Agreement is made and entered on this 31st day of August, 2001 by and between Fighton Succession Corporation, Inc., a California corporation ("Fighton"), by its closing former majority shareholder BAC Consulting Corporation, a California corporation ("BAC"); Key Card Communications, Inc., a Florida corporation ("Key"), and each of the persons, currently owning Key shares whose signatures are designated and set forth at the end of this Agreement (collectively referred to herein as the "Key Owners"); and that legal entity currently owning a majority sharehold interest in Fighton whose signature is designated and set forth at the end of this Agreement. When all of the foregoing parties are collectively referenced in this Agreement, they shall sometimes be designated as the "Parties".

1.0  PRIOR  AGREEMENT  TO  BE  CLOSED
     --------------------------------

     The parties hereto mutually agree and acknowledge that there has been an earlier agreed upon share exchange between the Key Owners and Fighton shareholders as evidenced by a letter agreement dated February 22, 2001. This Agreement is made and entered to memorialize that earlier agreement and to complete and close that earlier contemplated transaction and to evidence the actual tender, receipt and sufficiency of the exchange stock and all other terms and provisions entered by and between the parties; together with other further specific warranties, representations or undertakings as set-out by this Agreement. Fighton management resigned as of June 21, 2001 and this writing is therefore entered by Fighton through its present majority shareholder, which is exchanging shares by this closing.

2.0  REPRESENTATIONS  OF  MAJORITY  SHAREHOLDER
     ------------------------------------------

     BAC as the current majority shareholder of Fighton pending this closing, makes the following representation for Fighton in the absence of management.

3.0  SPECIFIC  CLOSING  REPRESENTATIONS  OF  BAC
     -------------------------------------------

     BAC, as described by the preceding paragraph, hereby represents and warrants as of the date set out above to Key and the Key Owners as follows:

     3.1 Key represents that as of the date of this Agreement it has a total number of common shares outstanding of 16,716,414, on fully diluted basis.

     3.2 The prior majority shareholder of Fighton, BAC Consulting Corporation, has previously committed and does by this closing convey to the shareholders of Key a total amount of Fighton's common stock equal to ninety-four percent (94%) of Fighton's issued and outstanding stock. Accordingly, it is agreed that Fighton shall issue to Key's shareholders a total of 16,716,414 shares of Fighton's common stock, which shall constitute such 94% and will be tendered by this closing in exchange for all of the Key shares.

Receipt and sufficiency of which restricted common stock is acknowledged by the Key Owners subject to distribution pro rata to their Key shareholder interest
                                      --- ----
and  closing  by  Fighton  pursuant  to  this  Agreement.
     3.3 BAC represents and warrants that to the best of their knowledge all prior reorganizations, mergers, acquisitions, name changes or other forms of corporate reorganization or recapitalization have been fully consummated and completed and that the current shareholders, as evidenced in the attached and incorporated certified shareholder list of August 23, 2001, constitute all of the parties known to assert any right, title interest or claim to or in the shares of Fighton, exclusive of the shares being concurrently transferred and acknowledged to the Key Owners by this Agreement, and subject to the statement in the attached and incorporated Schedule 3.3.

     3.4 BAC represents and warrants to the best of its knowledge that there are no outstanding debts, obligations or creditors claims owing by or asserted against Fighton other than those specifically set-out and referenced in the attached and incorporated Schedule 3.4, or in the last filed 10-KSB report for the company dated December 31, 2000 and 10-QSB report for the period ending March 31, 2001; and that there has been no material change in the capitalization or finacial statements of Fighton since that date.

     3.5 BAC represents to the best of its knowledge that there are no administrative claims, tax claims or liens or litigation in which Fighton is a defendant or in which it is a respondent in any type of adverse proceeding, except as set-out in the attached and incorporated Schedule 3.4.

     3.6 BAC represents that there are no outstanding warrants, options or other stock rights existing or outstanding or which will survive the execution of this closing Agreement, except as to any provided to Key or Key Owners.

     3.7 BAC represents and warrants that there are no known tax obligations or taxes due to be paid by Fighton as of the date of this closing, except as set-out in Schedule 3.3.

     3.8 BAC represents that it has been advised by prior California counsel to Fighton that the within stock exchange between the Key Owners and Fighton may be completed and closed under California law upon the approval of 5/6th of the outstanding shares of Fighton. BAC approved the exchange as a shareholder owning in excess of 5/6th of the Fighton's common stock. To BAC's knowledge the consent of all of the shareholders, nor notice to all of Fighton's shareholders, is not required based upon the 5/6th approval under California law.

     3.9 The undersigned BAC acknowledges and represents that Fighton is a reporting company under the Securities Exchange Act of 1934 pursuant to Section 15(d) of such act and that all required current reports (10-K, 10-Q and 8-K reports) have been filed of record and were current through March 31, 2001. To the present best knowledge of the undersigned BAC, the next report due is a 10-QSB report due for the period ending June 30, 2001, which has not been filed as of this date. BAC notes and the parties stipulate that the controlling shareholder of Fighton did not file reports of their ownership on any SEC reports, including forms 3-5.

     The foregoing constitutes the complete exchange of shares between the parties and is done without any other or further representations or warranties of either the Key Owners or Fighton, expressed or implied, including, but not limited to, the commercial viability of the Fighton entity or its fitness for the purposes intended by the Key Owners pursuant to this majority share acquisition closing. Each president or other executive officer signing on behalf of any corporate party below represents that his signature has been authorized by the respective Board of Directors of such corporation either by specific reference to this Agreement or by general authority extended.

     Dated  the  day  and  date  first  above  written.


KEY  CARD  COMMUNICATIONS,  INC.



BY:  /s/  Michael L. Rejbeni
   -----------------------------
   MR.  MICHAEL L. REJBENI
   ITS:  PRESIDENT



FIGHTON  SUCCESSION  CORPORATION

THROUGH

BAC  CONSULTING  CORPORATION
[FIGHTON  MAJORITY  SHAREHOLDER]



BY:
   -----------------------------
   MR.  TIM  T.  CHANG
   ITS:  PRESIDENT


BY:
   -----------------------------
   MR.  PATRICK  R.  BOYD
   ITS:  SECRETARY

                              KEY CARD SHAREHOLDERS
THE CHICAGO TRUST COMPANY OF CALIFORNIA  THE CHICAGO TRUST COMPANY OF CALIFORNIA
CUSTODIAN FBO CLIFFORD WILDES IRA        CUSTODIAN FBO WILLIAM R. STRATTON IRA
NO.  00-9400                             NO.  00-8189

BY: ________________________             BY: ________________________
TITLE: _____________________             TITLE: _____________________


READ  AND  APPROVED:                     READ  AND  APPROVED:

/s/ CLIFFORD  WILDES
----------------------------             ----------------------------
CLIFFORD  WILDES                         WILLIAM  R.  STRATTON


THE CHICAGO TRUST COMPANY OF CALIFORNIA  THE CHICAGO TRUST COMPANY OF CALIFORNIA
CUSTODIAN FBO ROBERT W. KENDRICK IRA     CUSTODIAN FBO TODD A. ELLSWORTH IRA
NO.  00-4882                             NO.  00-2329

BY: ________________________             BY: ________________________
TITLE: _____________________             TITLE: _____________________

READ  AND  APPROVED:                     READ  AND  APPROVED:


----------------------------             ----------------------------
ROBERT  W.  KENDRICK                     TODD  A.  ELLSWORTH


LYNX  PRODUCTIONS,  INC.                 MACKENZIE  SHEA,  INC.


BY: ________________________             BY: ________________________

ITS:  PRESIDENT                          ITS:  PRESIDENT


SPYGLASS  VENTURES,  LLC                 NEWPONT FIDUCIARIES AND NOMINEES, S.A.


BY: ________________________             BY: ________________________

ITS:  MANAGER                            ITS:


LAKERIDGE  INVESTMENTS,  INC.

BY: ________________________

ITS:  PRESIDENT

/s/  B.  STEPHEN  MAY
----------------------------             ----------------------------
B.  STEPHEN  MAY                         FRANCIS  DENNY


----------------------------             ----------------------------
VINCENT  MAYOCK                          CHEUNG  YUP  FAN



----------------------------             ----------------------------
FRANCIS  MURTAGH                         DAVID  EVERSTEN



----------------------------             ----------------------------
ADRIENNE  CLEATOR                        KEN  HERBERT



----------------------------             ----------------------------
DELHEZ  MARCEL                           MOHAMMED  ALYAS



----------------------------             ----------------------------
DANIEL  EZELLE                           RALPH  STONEBRAKER



----------------------------             ----------------------------
FRED  STARLING                           MICHAEL  EIDI



----------------------------             ----------------------------
C.  G.  STONE                            PAT  O'  DONOHUE



----------------------------             ----------------------------
NIGEL  GRAY                              BARSRA  SAFWINDER



----------------------------             ----------------------------
LOUISE  FITZPATRICK                      ALAN  CRAIGIE


                                         /s/  MICHAEL  REJBEN
----------------------------             ----------------------------
LLOYD  SLATER                            MICHAEL  REJBEN



----------------------------             ----------------------------
TOM  HINKLE                              LOIS  HINKLE

SCHEDULE  3.3

     Prior to the resignation of Patrick R. Boyd and Tim T. Chang, Fighton Succession Corporation had engaged a transfer agent, Transfer Online, however, Fighton never received a definitive current shareholder list evidencing the 100,000 shares of Fighton common stock that was as issued to the shareholders of Latin American Subcarrier Services Group, Inc.


SCHEDULE  3.4

     As of the time of the resignation of Patrick R. Boyd and Tim T. Chang, Fighton had not filed its State of California or tax returns for the period ended December 31, 2000 and had certain bills outstanding to its accountants, Weinberg & Co., that were less than $3,000. The federal tax returns were filed late, but the Company had no revenues of any kind since inception. The State of California has a minimum $800 annual tax, plus penalties for the year 2000.